10f-3 REPORT

                 SALOMON BROTHERS HIGH INCOME FUND II


                November 1, 2004 through April 30, 2005


                              Trade             Trade         %     % of
                                                         Receive
                                                            d
Issuer                        Date   Selling  Amount     by Fund  Issue
                                      Dealer         Pric          (1)
                                                      e
HCA Inc.                     11/15/  JPMorgan $2,100 $99. 0.280% 2.667%
                              2004    Chase    ,000  670            A
Las Vegas Sands Corp (due    2/3/20   Goldman 3,800, 99.0 1.520% 16.000
2015)                          05     Sachs     000   90           %B
Tribal Gaming (Mohegan) 10   2/3/20   Bank of 2,475, 100. 1.650% 13.333
Yr (6 7/8  2/15/2015)          05    America    000  000           %C
Host Marriott                3/3/20   Goldman 3,400, 100. 0.523% 2.718%
                               05     Sachs     000  000            D
Levi (Floating Rate Note)    3/7/20   Bank of 1,150, 100. 0.303% 3.684%
                               05    America    000  000            E
Chesapeake Energy Corp.      4/13/2   Lehman  6,250, 99.0 1.042% 3.333%
(Mat=1/15/16)                  005   Brothers   000   70            F


                                      (1)  Represents purchases
by all affiliated funds and discretionary accounts;
                                             may not
exceed 25% of the principal amount of the offering.


    A - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $17,900,000.
    B - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $36,200,000.
    C - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $17,525,000.
    D - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $14,265,000.
    E - Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $12,850,000.
    F- Includes purchases by other affiliated mutual funds and discretionary accounts in the amount of $13,750,000.